UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2013

Tree.com, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                   Submission of Matters to a Vote of Security Holders

On June 12, 2013, Tree.com, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The holders of an aggregate of 11,250,133 shares of the Company’s common stock were entitled to vote at the Annual Meeting and a total of 10,905,980 shares of the Company’s common stock were represented at the Annual Meeting in person or by proxy. The stockholders considered and voted on two proposals submitted for stockholder vote, each of which is described in detail in the Company’s 2013 proxy statement prepared for the Annual Meeting.

The following are the voting results on each matter submitted for stockholder vote at the Annual Meeting.

Proposal 1 -  Election of Directors

The following nominees for election to the board of directors were elected, each for a one-year term or until their successor has been duly elected and qualified:

	For	Withheld	Broker Non- Votes
Peter Horan	8,532,988	614,886	1,758,106
W. Mac Lackey	6,574,170	2,573,704	1,758,106
Douglas Lebda	7,274,704	1,873,170	1,758,106
Joseph Levin	6,446,728	2,701,146	1,758,106
Steven Ozonian	7,094,016	2,053,858	1,758,106

Proposal 2.  Ratification of Independent Registered Public Accounting Firm

The board of directors’ proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year was approved based on the following votes:

For	Against	Abstentions
10,894,737	10,067	1,176

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2013

TREE.COM, INC.

	By:	/s/ Katharine F. Pierce
Katharine F. Pierce
Senior Vice President, General Counsel & Corporate Secretary